Clearway Energy, Inc. Reports Full Year 2025 Financial Results

•Achieved 2025 financial results at the top end of the original guidance range
•Fleet Enhancement program advanced with repowerings for 2026/2027 on schedule
•Sponsor Enabled growth program advanced with signed agreements with Clearway Group to commit to remaining planned 2026 COD projects with 291 MW storage portfolio in Colorado and California
•Outlook for sponsor enabled growth advanced further into 2027 and 2028 with receipt of offer to invest in 520 MW Royal Slope solar plus storage project and 650 MW Swan Solar project
•Clearway Group’s late-stage pipeline now includes 11.2 GW in late-stage opportunities with 2 GW of contracts signed to provide additional power solutions for data centers
•Opportunistically raised $600 million of corporate debt and $50 million equity since last earnings call
•Reaffirming 2026 financial guidance range

PRINCETON, NJ — February 23, 2026— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported full year 2025 financial results, including Net Loss of $231 million, Adjusted EBITDA of $1,217 million, Cash from Operating Activities of $688 million, and Cash Available for Distribution (CAFD) of $430 million.

"Clearway’s full year 2025 results came in at the top end of our original guidance range, reflecting strong operational and growth execution across our platform. Our enterprise once again demonstrated meaningful progress towards meeting our long-term financial objectives across multiple growth pathways, including: enhancing long-term cash flows in our portfolio through fleet enhancements, advancing dropdown commitments for investment opportunities out into 2028, and commercializing future sponsor-enabled growth with two gigawatts of contracts signed to power data centers in the last 12 months. With this increasing foundation of visible growth, we are on a solid path to achieve our $2.90 to $3.10 of CAFD per share target for 2030. Based on our expanding opportunity set, we are also optimistic about our ability to continue to grow CAFD per share 5-8%+ in the years beyond 2030, including growing at the top end of that range in 2031 from our 2030 target baseline,” said Craig Cornelius, Clearway Energy, Inc.’s Chief Executive Officer.

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/25	12/31/24	12/31/25	12/31/24
Flexible Generation	10	14	40	64
Renewables & Storage	(84)	(29)	(60)	31
Corporate	(125)	(33)	(211)	(158)
Net Income/(Loss)	$(199)	$(48)	$(231)	$(63)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/25	12/31/24	12/31/25	12/31/24
Flexible Generation	54	58	210	232
Renewables & Storage	186	178	1,039	948
Corporate	(3)	(8)	(32)	(34)
Adjusted EBITDA	$237	$228	$1,217	$1,146

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Twelve Months Ended
($ millions)	12/31/25	12/31/24	12/31/25	12/31/24
Cash from Operating Activities	$177	$192	$688	$770
Cash Available for Distribution (CAFD)	$35	$40	$430	$425

For the fourth quarter of 2025, the Company reported Net Loss of $199 million, Adjusted EBITDA of $237 million, Cash from Operating Activities of $177 million, and CAFD of $35 million. Net Loss decreased versus 2024 primarily due to higher income tax expense and changes in mark-to-market for economic hedges. Adjusted EBITDA for the fourth quarter of 2025 was higher than in 2024 primarily due to contributions from growth investments offset by lower wind resource at certain facilities. CAFD results in the fourth quarter of 2025 were lower than 2024 primarily due to higher project level debt service.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Twelve Months Ended
	12/31/25	12/31/24	12/31/25	12/31/24
Flexible Generation Equivalent Availability Factor	96.8%	91.5%	93.4%	90.6%
Solar MWh generated/sold	1,907	1,659	9,225	8,658
Wind MWh generated/sold	2,623	2,473	10,528	9,951
Renewables & Storage MWh generated/sold[2]	4,530	4,132	19,753	18,609

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

In the fourth quarter of 2025, availability at the Flexible Generation segment, formerly known as Conventional, was higher than the fourth quarter of 2024 primarily from outages at certain facilities in 2024. Generation in the Renewables & Storage segment during the fourth quarter of 2025 was 10% higher than the fourth quarter of 2024 primarily due to the contributions of growth investments.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	12/31/2025	12/31/2024
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$37	$138
Subsidiaries	194	194
Restricted Cash:
Operating accounts	146	184
Reserves, including debt service, distributions, performance obligations and other reserves	441	217
Total Cash	$818	$733
Revolving credit facility availability	243	597
Total Liquidity	$1,061	$1,330

Total liquidity as of December 31, 2025 was $1,061 million, which was $269 million lower than the same period ended December 31, 2024 primarily due to the execution of growth investments.

As of December 31, 2025, the Company’s liquidity included $587 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of December 31, 2025, these restricted funds were comprised of $146 million designated to fund operating expenses, approximately $99 million designated for current debt service payments, and $85 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $257 million is held in distribution reserve accounts, of which $174 million relates to proceeds from the sale of transferable investment tax credits for the Rosamond South I project that were received on behalf of the tax equity investor in Rosie South TE Holdco LLC and subsequently distributed to the tax equity investor in January 2026.

As of December 31, 2025, the Company had $361 million in outstanding borrowings under its revolving credit facility and $96 million in letters of credit outstanding. During January 2026, the Company closed on $600 million in senior, unsecured notes due 2034, which were utilized to repay all of the outstanding borrowings under the revolving credit facility as well as for general corporate purposes. The facility will continue to be used for general corporate purposes, including financing of future investments or acquisitions and posting letters of credit.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Commercial Agreements

Power Purchase Agreements with Google

On January 15, 2026, Clearway Group announced the execution of three long-term power purchase agreements (PPAs) signed with Google in 2025 for approximately 1.1 GW of projects located in Missouri, Texas, and West Virginia that consisted of the following projects:

•Goat Mountain Repower: The project is a Company-owned, operational wind project located in Texas that signed a 15-year PPA to underpin a repowering targeted in 2027. The Company estimates that its total corporate capital investment in the Goat Mountain repowering will be $200 million, subject to closing adjustments.
•Swan Solar: The project is a new construction solar project that was offered to the Company located in Missouri with a signed 20-year PPA and is targeting commercial operations in 2028. The Company estimates that its potential corporate capital investment in the project will be approximately $215 million.
•Catamount: The project is a new construction wind project located in West Virginia within Clearway Group’s development pipeline that signed a 20-year PPA and is targeting commercial operations in 2028. The Company estimates that its potential corporate capital investment in the project will be approximately $155 million.

Investment decisions for the Swan Solar and Catamount Wind projects are subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Swan Solar

In the first quarter of 2026, Clearway Group offered the Company the opportunity to enter into partnership arrangements to own cash equity interests in a 650 MW solar project located in Missouri. The project signed a 20-year PPA with Google and is targeting commercial operations in 2028. The potential corporate capital commitment for the investment is expected to be approximately $215 million. The investment is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Royal Slope Solar Plus Storage

In the first quarter of 2026, Clearway Group offered the Company the opportunity to enter into partnership arrangements to own cash equity interests in a 520 MW solar plus storage project located in Washington that is expected to reach commercial operations in 2027. The project has executed a 20-year PPA and ESA with a Washington state municipal utility to serve significant data center demand growth. The potential corporate capital commitment for the investment is expected to be approximately $200 million. The investment is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Rosamond South II and Spindle

On November 24, 2025, the Company, through an indirect subsidiary, entered into an agreement with Clearway Group to acquire interests in Spindle, a 199 MW BESS facility currently under construction in Weld County, Colorado, and Rosamond South II, a 92 MW BESS facility currently under construction in Kern County, California, for approximately $90 million in cash consideration, subject to closing adjustments. The consummation of the transaction is subject to customary closing conditions and certain third-party approvals and is expected in the second half of 2026.

Financing Updates

Class C Shares Issuances

In the first quarter of 2026, the Company raised gross proceeds of approximately $50 million through the sale of Class C common stock under the Company's equity issuance programs at a weighted average price of $34.60 per share.

2034 Senior Notes

On January 13, 2026, Clearway Energy Operating LLC completed the sale of $600 million aggregate principal amount of senior unsecured notes due 2034, or the 2034 Senior Notes. The 2034 Senior Notes bear interest at 5.750% and mature on January 15, 2034. Interest on the 2034 Senior Notes is payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2026. The net proceeds from the 2034 Senior Notes were used to repay $361 million in outstanding borrowings under the revolving credit facility and for general corporate purposes.
Quarterly Dividend

On February 17, 2026, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4602 per share payable on March 16, 2026, to stockholders of record as of March 2, 2026.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reaffirming its 2026 full year CAFD guidance range of $470 million to $510 million. The midpoint of the 2026 financial guidance range is based on median renewable energy production estimates for the full year, while the range reflects a potential distribution of outcomes on resource and performance in the fiscal year. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On February 23, 2026, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the U.S. Our portfolio comprises approximately 12.9 GW of gross capacity in 27 states, including approximately 10.1 GW of wind, solar and battery energy storage systems and approximately 2.8 GW of conventional dispatchable power capacity that provide critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the Company’s dividend expectations and its operations, its facilities and its financial results, the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Clearway Energy Group and its owners, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, risks relating to the Company's relationships with its sponsors, the Company’s ability to successfully identify, evaluate, consummate or implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power production industry and power generation operations, weather conditions, including wind and solar conditions, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into contracts to sell power and procure fuel on acceptable terms and prices, government regulation, including compliance with regulatory requirements and changes in law, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, February 23, 2026, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.
# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
(In millions, except per share amounts)	2025	2024	2023
Operating Revenues
Total operating revenues	$1,429	$1,371	$1,314
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	530	501	473
Depreciation, amortization and accretion	682	627	526
Impairment losses	—	—	12
General and administrative	41	39	36
Transaction and integration costs	16	8	4
Total operating costs and expenses	1,269	1,175	1,051
Operating Income	160	196	263
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	31	35	12
Other income, net	29	48	52
Loss on debt extinguishment	(8)	(5)	(6)
Interest expense	(387)	(307)	(337)
Total other expense, net	(335)	(229)	(279)
Loss Before Income Taxes	(175)	(33)	(16)
Income tax expense (benefit)	56	30	(2)
Net Loss	(231)	(63)	(14)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(400)	(151)	(93)
Net Income Attributable to Clearway Energy, Inc.	$169	$88	$79
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	84	83	82
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$1.43	$0.75	$0.67
Dividends Per Class A Common Share	$1.77	$1.65	$1.54
Dividends Per Class C Common Share	$1.77	$1.65	$1.54

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31,
	2025	2024	2023
(In millions)
Net Loss	$(231)	$(63)	$(14)
Other Comprehensive Loss, net of tax
Unrealized loss on derivatives and changes in accumulated OCI, net of income tax benefit of $(2), $(1) and $(1)	(3)	(4)	(6)
Other comprehensive loss	(3)	(4)	(6)
Comprehensive Loss	(234)	(67)	(20)
Less: Comprehensive loss attributable to noncontrolling interests and redeemable noncontrolling interests	(404)	(151)	(97)
Comprehensive Income Attributable to Clearway Energy, Inc.	$170	$84	$77

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$231	$332
Restricted cash	587	401
Accounts receivable — trade	162	164
Accounts receivable — affiliates	1	—
Inventory	75	64
Derivative instruments	29	39
Prepayments and other current assets	67	67
Total current assets	1,152	1,067
Property, plant and equipment, net	11,596	9,944
Other Assets
Equity investments in affiliates	291	309
Intangible assets for power purchase agreements, net	2,294	2,125
Other intangible assets, net	66	68
Deferred income taxes	172	—
Derivative instruments	127	136
Right-of-use assets, net	714	547
Other non-current assets	243	133
Total other assets	3,907	3,318
Total Assets	$16,655	$14,329
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$708	$430
Accounts payable — trade	95	82
Accounts payable — affiliates	32	31
Derivative instruments	52	56
Accrued interest expense	52	53
Accrued expenses and other current liabilities	79	66
Total current liabilities	1,018	718
Other Liabilities
Long-term debt	7,898	6,750
Deferred income taxes	45	89
Derivative instruments	308	315
Long-term lease liabilities	796	569
Other non-current liabilities	676	324
Total other liabilities	9,723	8,047
Total Liabilities	10,741	8,765
Redeemable noncontrolling interest in subsidiaries	103	—
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 203,773,674 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 84,844,929, Class D 41,576,142) at December 31, 2025 and 202,147,579 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,833,226, Class D 41,961,750) at December 31, 2024	1	1
Additional paid-in capital	1,715	1,805
Retained earnings	213	254
Accumulated other comprehensive (loss) income	(5)	3
Noncontrolling interest	3,887	3,501
Total Stockholders’ Equity	5,811	5,564
Total Liabilities and Stockholders’ Equity	$16,655	$14,329

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2025	2024	2023
Cash Flows from Operating Activities	(In millions)
Net loss	$(231)	$(63)	$(14)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(31)	(35)	(12)
Distributions from unconsolidated affiliates	32	34	30
Depreciation, amortization and accretion	682	627	526
Amortization of financing costs and debt discounts	15	14	13
Amortization of intangibles	187	182	185
Loss on debt extinguishment	8	5	6
Reduction in carrying amount of right-of-use assets	16	15	15
Impairment losses	—	—	12
Changes in deferred income taxes	53	25	13
Changes in derivative instruments and amortization of accumulated OCI	(13)	13	(2)
Changes in other working capital	(30)	(47)	(70)
Net Cash Provided by Operating Activities	688	770	702
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(324)	—	—
Acquisition of Drop Down Assets, net of cash acquired	(318)	(678)	(45)
Capital expenditures	(319)	(287)	(212)
Payment for equipment deposit	—	—	(27)
Payment for equipment deposit and asset purchase from affiliate	(27)	—	(55)
Proceeds from transfer of assets	152	—	—
Return of investments from unconsolidated affiliates	15	41	14
Decrease (increase) in note receivable — affiliate	—	184	(174)
Investments in unconsolidated affiliates	—	—	(28)
Other	18	15	4
Net Cash Used in Investing Activities	(803)	(725)	(523)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	1,124	1,493	1,028
Proceeds from the issuance of Class C common stock	48	—	—
Payments of dividends and distributions	(358)	(334)	(311)
Pro-rata distributions to CEG	(19)	—	—
Tax-related distributions	—	(1)	(21)
Buyouts of noncontrolling interest and redeemable noncontrolling interest	(3)	(7)	(13)
Proceeds from the revolving credit facility	701	—	—
Payments for the revolving credit facility	(340)	—	—
Proceeds from issuance of long-term debt	518	466	563
Payments of debt issuance costs	(8)	(13)	(18)
Payments for long-term debt	(1,461)	(1,966)	(1,349)
Other	(2)	(1)	(3)
Net Cash Provided by (Used in) Financing Activities	200	(363)	(124)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	85	(318)	55
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	733	1,051	996
Cash, Cash Equivalents and Restricted Cash at End of Period	$818	$733	$1,051

Supplemental Disclosures:
Interest paid, net of amount capitalized	$(348)	$(324)	$(304)
Income taxes paid, net of refunds received	(1)	(1)	(31)
Non-cash financing activity:
Non-cash adjustment for change in tax basis	40	61	4

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non-controlling Interest	Total Stockholders’ Equity
Balances at December 31, 2022	$—	$1	$1,761	$463	$9	$1,792	$4,026
Net income (loss)	—	—	—	79	—	(110)	(31)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	(4)	(6)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(78)	(78)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	1,123	1,123
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(7)	(7)
Tax-related distributions	—	—	—	—	—	(21)	(21)
Transfer of assets under common control	—	—	(62)	—	—	348	286
Buyout of noncontrolling interest	—	—	16	—	—	(26)	(10)
Buyout of redeemable noncontrolling interest	—	—	10	—	—	7	17
Non-cash adjustments for change in tax basis	—	—	4	—	—	—	4
Stock-based compensation	—	—	3	(1)	—	—	2
Common stock dividends and distributions to CEG unit holders	—	—	—	(180)	—	(131)	(311)
Balances at December 31, 2023	—	1	1,732	361	7	2,893	4,994
Net income (loss)	—	—	—	88	—	(164)	(76)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	—	(4)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	194	194
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	1,321	1,321
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(1)	(1)
Tax-related distributions	—	—	—	—	—	(1)	(1)
Transfer of assets under common control	—	—	7	—	—	(600)	(593)
Buyout of noncontrolling interest	—	—	(2)	—	—	(5)	(7)
Buyout of redeemable noncontrolling interest	—	—	4	—	—	3	7
Non-cash adjustments for change in tax basis	—	—	61	—	—	—	61
Stock-based compensation	—	—	2	(1)	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(194)	—	(140)	(334)
Other	—	—	1	—	—	1	2
Balances at December 31, 2024	—	1	1,805	254	3	3,501	5,564
Net income (loss)	—	—	—	169	—	(180)	(11)
Unrealized gain (loss) on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	1	(4)	(3)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	112	112
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	708	708
Distributions to noncontrolling interests, non-cash	—	—	—	—	—	(4)	(4)
Pro-rata distributions to CEG, cash	—	—	—	—	—	(19)	(19)
Transfer of assets under common control	—	—	(182)	—	(9)	(76)	(267)
Buyout of noncontrolling interest	—	—	—	—	—	(3)	(3)
Proceeds from the issuance of Class C common stock	—	—	48	—	—	—	48
Non-cash adjustments for change in tax basis	—	—	40	—	—	—	40
Stock-based compensation	—	—	4	(1)	—	—	3
Common stock dividends and distributions to CEG unit holders	—	—	—	(209)	—	(149)	(358)
Other	—	—	—	—	—	1	1
Balances at December 31, 2025	$—	$1	$1,715	$213	$(5)	$3,887	$5,811

Appendix Table A-1: Three Months Ended December 31, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$10	$(84)	$(125)	$(199)
Plus:
Income tax (benefit)/expense	—	(1)	83	82
Interest expense, net	7	52	24	83
Depreciation, amortization, and ARO	28	152	—	180
Contract amortization	4	46	—	50
Loss on debt extinguishment	—	1	—	1
Mark to Market (MtM) losses/(gains) on economic hedges	1	(7)	—	(6)
Transaction and integration costs	—	—	8	8
Other non-recurring	1	18	6	25
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	3	9	—	12
Non-cash equity compensation	—	—	1	1
Adjusted EBITDA	$54	$186	$(3)	$237

Appendix Table A-2: Three Months Ended December 31, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$14	$(29)	$(33)	$(48)
Plus:
Income tax (benefit)/expense	—	1	(1)	—
Interest Expense, net	9	(18)	21	12
Depreciation, amortization, and ARO	27	129	—	156
Contract amortization	4	42	—	46
Loss on Debt Extinguishment	—	2	—	2
Mark to Market (MtM) losses on economic hedges	1	40	—	41
Transaction and integration costs	—	—	4	4
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	3	11	—	14
Non-cash equity compensation	—	—	1	1
Adjusted EBITDA	$58	$178	$(8)	$228

Appendix Table A-3: Twelve Months Ended December 31, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$40	$(60)	$(211)	$(231)
Plus:
Income tax (benefit)/expense	—	(1)	57	56
Interest expense, net	31	230	97	358
Depreciation, amortization, and ARO	112	570	—	682
Contract amortization	18	171	—	189
Loss on debt extinguishment	—	8	—	8
Mark to Market (MtM) losses/(gains) on economic hedges	(6)	29	—	23
Transaction and integration costs	—	—	16	16
Other non-recurring	3	54	6	63
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	12	38	—	50
Non-cash equity compensation	—	—	3	3
Adjusted EBITDA	$210	$1,039	$(32)	$1,217

Appendix Table A-4: Twelve Months Ended December 31, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$64	$31	$(158)	$(63)
Plus:
Income tax expense	—	1	29	30
Interest expense, net	30	145	85	260
Depreciation, amortization, and ARO	115	512	—	627
Contract amortization	18	166	—	184
Impairment losses and impairment on equity investment	—	—	—	—
Loss on debt extinguishment	—	5	—	5
Mark to Market (MtM) losses/(gains) on economic hedges	(8)	44	—	36
Transaction and integration costs	—	—	8	8
Other non-recurring	1	8	—	9
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from unconsolidated affiliates	12	36	—	48
Non-cash equity compensation	—	—	2	2
Adjusted EBITDA	$232	$948	$(34)	$1,146

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/25	12/31/24	12/31/25	12/31/24
Adjusted EBITDA	$237	$228	$1,217	$1,146
Cash interest paid[3]	(78)	(63)	(351)	(315)
Changes in prepaid and accrued liabilities for tolling agreements	(8)	(8)	(4)	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	1	2	6	(3)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(16)	(19)	(81)	(83)
Distributions from unconsolidated affiliates	13	13	32	34
Income tax payments	(1)	(1)	(1)	(1)
Proceeds from transferable tax credits	3	—	3	—
Changes in working capital and other	26	40	(133)	(3)
Cash from Operating Activities	177	192	688	770
Changes in working capital and other	(26)	(40)	133	3
Return of investment from unconsolidated affiliates[4]	1	3	15	13
Net contributions (to)/from non-controlling interest[5]	(44)	(36)	(106)	(79)
Cash receipts from notes receivable	2	2	9	2
Maintenance capital expenditures	5	(3)	(6)	(11)
Principal amortization of indebtedness[6]	(84)	(78)	(319)	(283)
Cash Available for Distribution before Adjustments	31	40	414	415
2025 Impact of drop down from timing of construction debt service and pre-funded expenditures; 2024 Impact of drop down from timing of construction debt service	4	—	16	10
Cash Available for Distribution	$35	$40	$430	$425
3 2024 includes $9 million related to swap breakage receipts in connection with the NIMH refinancing
4 2024 excludes $28 million related to Rosamond Central BESS return of capital at substantial completion funding
5  2025 excludes $1,230 million of net contributions primarily related to Dan’s Mountain, Honeycomb Phase I , Luna Valley, Pine Forest and Rosamond South I; 2024 excludes $1,441 million of contributions primarily related to the funding of  Texas Solar Nova 2, Rosamond Central Battery Storage, Victory Pass, Arica, Cedar Creek and Cedro Hill.
6 2025 excludes $1,030 million for the repayment of bridge loans in connection with Dan’s Mountain, Luna Valley, Pine Forest, Rosamond South I and $112 million for the refinancing of Buckthorn Solar; 2024 excludes $1,391 million for the repayment of bridge loans in connection with Texas Solar Nova 2, Rosamond Central Battery Storage, Victory Pass, Arica, Cedar Creek and Dan’s Mountain and $291 million for the refinancing of NIMH Solar and Capistrano Portfolio.

Appendix Table A-6: Twelve Months Ended December 31, 2025, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2025:

Twelve Months Ended
($ in millions)	12/31/25
Sources:
Contributions from noncontrolling interests, net of distributions	$1,124
Proceeds from the revolving credit facility	701
Net Cash Provided by Operating Activities	688
Proceeds from issuance of long-term debt	518
Proceeds from transfer of assets	152
Proceeds from the issuance of common stock	48
Return of investments from unconsolidated affiliates	15

Uses:
Payments for long-term debt	$(1,461)
Payments of dividends and distributions	(358)
Payments for the revolving credit facility	(340)
Acquisitions, net of cash acquired	(324)
Acquisition of Drop Down Assets, net of cash acquired	(318)
Capital expenditures	(319)
Payment for equipment deposit and asset purchase from affiliate	(27)
Other net cash outflows	(14)

Change in total cash, cash equivalents, and restricted cash	$85